CERTIFICATE OF RESOLUTION ESTABLISHING SEPARATE
ACCOUNT FOR VARIABLE ANNUITY CONTRACTS

I, Woodrow E. Eno, being the duly appointed Secretary of Aid Association for Lutherans, do hereby certify that the following stated resolution was adopted by a majority of the directors of Aid Association for Lutherans at a meeting duly called and held on May 8-9, 2002 at which a quorum was present and voting.

WHEREAS, Aid Association for Lutherans ("AAL") desires to develop, sell, issue and administer new flexible premium deferred variable annuity contracts, and to establish and operate such separate accounts as may be necessary or appropriate for such variable annuity contracts;

WHEREAS, the Board of Directors of AAL intends to authorize AAL management to proceed with the development of this plan and to obtain the necessary state and federal approvals in connection with the contracts and the separate accounts;

NOW THEREFORE BE IT RESOLVED, that pursuant to authority granted under Section 611.25 and 614.24 of Wisconsin Statutes, AAL hereby establishes a separate account to provide a funding medium to support reserves under flexible premium deferred variable annuity contracts issued by AAL, under the name of "Thrivent Variable Annuity Account I" (the "Account").

RESOLVED, that any of the Chief Executive Officer, President, Executive or Senior Vice President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer of AAL ("Officers") is hereby authorized, for and on behalf of AAL, and with respect to the Account, to execute and file with the Securities and Exchange Commission ("SEC") a notification of registration, and a registration statement on the applicable forms, to provide for the registration of the Account as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"); any application or applications for exemptions from, or other orders pursuant to, provisions of the 1940 Act and/or rules thereunder which application or applications may be on behalf of any other separate account established by AAL or any affiliated company of AAL, now or in the future; one or more registration statements on an applicable form to register the contracts or interests thereunder (which may be in an indefinite amount) from time to time under the Securities Act of 1933, as amended ("1933 Act"), all in such form as such Officers may approve and amendments, exhibits and other supporting documents thereto.

RESOLVED, that the Officers are hereby authorized to establish subaccounts of the Account; to provide that allocations may be made thereto pursuant to contract provisions and contract owner instructions or otherwise; to add, remove, consolidate or otherwise modify subaccounts of the Account; and to change the name of the Account.

RESOLVED, that the Account shall invest in shares of such investment companies (underlying mutual funds) as the Officers may designate, now or in the future, consistent with the contracts and applicable law; that each subaccount of the Account shall invest in shares of only one company or, if appropriate, one class or series of a company.

RESOLVED, that Woodrow E. Eno, the general counsel of AAL, or his successor, is hereby designated as the person authorized to receive notices and communications from the SEC with respect to such registration statements to be filed under the 1933 Act and the rules and regulations of the SEC issued thereunder, as well as with respect to any other filing made under any state or federal law.

RESOLVED, that the Officers (and such other officers and employees of AAL as the President of AAL may designate), and each of them, is hereby authorized, for and on behalf of AAL, now and in the future, to take such other and further action and to execute such other and further instruments, amendments, exhibits, and other supporting documents (including, without limitation, a distribution agreement with a principal underwriter in compliance with the Securities Exchange Act of 1934, with respect to sale of the contracts) as he or she, or any of them, may deem necessary or appropriate to carry out the purposes of the foregoing resolutions or to comply with applicable law.

In Witness whereof, I have hereunto affixed my name as Secretary, and have caused the corporate seal of Aid Association for Lutherans to be hereto affixed this 15th of May 2002.

                                            /s/ Woodrow E. Eno
                                            ---------------------------------
(SEAL)                                      Woodrow E. Eno
                                            Secretary